SUB-ITEM 77H

                              MFS Series Trust XI on behalf of:

                                 Union Standard Equity Fund
                                    Vertex All Cap Fund
                                   Vertex Contrarian Fund
                         Vertex U.S. All Cap Fund - Terminated 12/99


As of March 31, 2000, the following entity acquired control and now beneficially owns more than 25% of the shares of the respective Series:

Series                            Owner and Address                      % of Shares Owned
Union Standard Equity Fund        Frank M Vaccaro Consulting Admin.               37.94%
    I Shares                      UFCW Participating Food Ind
                                  Employers Tri-State Pension Fund
                                  Fairway Corporate Center
                                  4350 Haddonfield Rd, Ste 311
                                  Pennsauken NJ  08109-3377


As of March 31, 2000, the following entity no longer owns more than 25% of the shares of the respective Series:

Series                             Owner and Address
Union Standard Equity Fund         MLPF&S For the Sole Benefit of Its Customers
A Shares                           Attn Fund Admin.  97RL1
                                   4800 Deer Lake Dr. E 3rd Fl
                                   Jacksonville, FL  32246-6484


There were no other changes in control of registrant for the semi-annual period ending March 31, 2000.